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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 16, 1996 (except for Note 10 as to which the date is June 27, 1996) included in QuadraMed Corporation's filing on Form SB-2 (Registration No. 333-5180-LA) dated October 10, 1996 and to all references to our Firm included in this Registration Statement.

                                /s/ Arthur Andersen LLP
                                -----------------------
                                ARTHUR ANDERSEN LLP

San Jose, California
November 11, 1996